LETTER AGREEMENT

AMG GW&K Municipal Enhanced Yield Fund

AMG GW&K Small Cap Core Fund

Subadvisory Agreement

October 1, 2016

GW&K Investment Management, LLC

222 Berkeley Street

Boston, Massachusetts 02116

Attn: Compliance Officer

Re:	Subadvisory Agreement between AMG Funds LLC (formerly Managers Investment Group LLC) (the “Adviser”) and GW&K Investment Management, LLC (formerly Gannett Welsh & Kotler, LLC) (the “Subadvisor”), dated as of November 10, 2008, and as amended from time to time (the “Subadvisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 8 of the Subadvisory Agreement, the Adviser hereby notifies you that Schedule A to the Subadvisory Agreement is amended, effective as of the date hereof, to reflect a revised subadvisory fee (each, a “New Subadvisory Fee”) that has been agreed to by the Adviser and the Subadvisor with respect to each of AMG GW&K Municipal Enhanced Yield Fund (formerly GW&K Municipal Enhanced Yield Fund) and AMG GW&K Small Cap Core Fund (formerly GW&K Multi-Cap Equity Fund), each a series of AMG Funds (formerly Managers AMG Funds) (the “Trust”). Attached as Appendix A is an amended and restated Schedule A to the Subadvisory Agreement setting forth the annual fee that the Adviser will pay the Subadvisor with respect to each of AMG GW&K Municipal Enhanced Yield Fund and AMG GW&K Small Cap Core Fund pursuant to Section 3 of the Subadvisory Agreement.

Please acknowledge your agreement to each New Subadvisory Fee as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED

GW&K Investment Management, LLC

By:
Name:
Title:
Date:

ACKNOWLEDGED AND AGREED TO WITH RESPECT TO THE TRUST’S OBLIGATIONS UNDER THE SUBADVISORY AGREEMENT

AMG Funds

By:
Name:
Title:
Date:

Appendix A

AMENDED AND RESTATED

SCHEDULE A

AMG GW&K Municipal Enhanced Yield Fund

The Adviser shall pay to the Sub advisor an annual gross investment Subadvisory fee equal to [ ]% of the average daily net assets of AMG GW&K Municipal Enhanced Yield Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG GW&K Municipal Enhanced Yield Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG GW&K Municipal Enhanced Yield Fund, if requested by the Adviser, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG GW&K Municipal Enhanced Yield Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG GW&K Municipal Enhanced Yield Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG GW&K Municipal Enhanced Yield Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG GW&K Municipal Enhanced Yield Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG GW&K Municipal Enhanced Yield Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG GW&K Municipal Enhanced Yield Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG GW&K Municipal Enhanced Yield Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG GW&K Municipal Enhanced Yield Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG GW&K Municipal Enhanced Yield Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG GW&K Municipal Enhanced Yield Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.

AMG GW&K Small Cap Core Fund

The Adviser shall pay to the Subadvisor an annual gross investment Subadvisory fee equal to [ ]% of the average daily net assets of AMG GW&K Small Cap Core Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

The Subadvisor may voluntarily waive all or a portion of the Subadvisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Subadvisor has voluntarily waived all or a portion of the Subadvisory fee hereunder, if requested by the Subadvisor, the Adviser will waive an equal amount (or such lesser amount as the Subadvisor may request) of the advisory fee payable by the Trust to the Adviser with respect to AMG GW&K Small Cap Core Fund under the Advisory Agreement.

The Subadvisor agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to AMG GW&K Small Cap Core Fund, if requested by the Adviser, the Subadvisor will waive a pro rata share (or such lesser share as the Adviser may request) of the Subadvisory fee payable hereunder with respect to AMG GW&K Small Cap Core Fund, such that the amount waived by the Subadvisor shall bear the same ratio to the total amount of the subadvisory fees payable hereunder with respect to AMG GW&K Small Cap Core Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to AMG GW&K Small Cap Core Fund.

The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG GW&K Small Cap Core Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously waived by the Subadvisor with respect to AMG GW&K Small Cap Core Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Subadvisor shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Subadvisor bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to AMG GW&K Small Cap Core Fund.

The Subadvisor agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of AMG GW&K Small Cap Core Fund, if requested by the Adviser, the Subadvisor shall pay or reimburse the Trust for the entire amount of all such expenses of AMG GW&K Small Cap Core Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Subadvisor with respect to AMG GW&K Small Cap Core Fund hereunder, the Adviser shall pay the Subadvisor all amounts previously paid or reimbursed by the Subadvisor with respect to AMG GW&K Small Cap Core Fund to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.